Exhibit 99.1

Fourth Quarter 2018 Earnings Results and Operating Information Three Months and Year Ended December 31, 2018 www.globalmedicalreit.com NYSE: GMRE

2 Table of Contents Financial Highlights 3 Financial Review 5 Consolidated Balance Sheets 6 Consolidated Statements of Operations 7 Consolidated Statements of Cash Flows 8 Reconciliation of Non - GAAP Measures for Funds from Operations (FFO) and Adjusted Funds From Operations (AFFO) 9 Acquisitions 10 Operating Metrics 11 Top 10 Tenant Profiles 12 Real Estate Portfolio 13 About Global Medical REIT Inc. (NYSE: GMRE) 15 Disclosures 16 Forward - Looking Statements Certain statements contained herein may be considered “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , and it is the Company’s intent that any such statements be protected by the safe harbor created thereby . These forward - looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results . Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, expected financial performance (including future cash flows associated with new tenants), future dividends or other financial items ; any other statements concerning our plans, strategies, objectives and expectations for future operations, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties ; facility sale or expected sale activity, including the timing and/or successful completion of any sales and expected proceeds and tax impact of the sales, and any statements regarding future economic conditions or performance are forward - looking statements . These forward - looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties . Although the Company believes that the expectations, estimates and assumptions reflected in its forward - looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward - looking statements . Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1 A - Risk Factors, in our Annual Report on Form 10 - K, our Quarterly Reports on Form 10 - Q, and in our other filings with the United States Securities and Exchange Commission (“SEC”) . You are cautioned not to place undue reliance on forward - looking statements . The Company does not intend, and undertakes no obligation, to update any forward - looking statement . Fourth Quarter 2018 Earnings Call and Webcast Date Thursday, March 7, 2019 Time 9:00 a.m. Eastern Time Dial - In 1 - 877 - 407 - 3948: Domestic / 201 - 389 - 0865: International / Reference: Global Medical REIT Inc. Webcast Located on the “Investor Relations” section of the Company’s website at www.globalmedicalreit.com or by clicking on the conference call link: https://78449.themediaframe.com/dataconf/productusers/gmre/mediaframe/28752/indexl.html Replay An audio replay of the conference call will be posted on the Company’s website. 4Q & YE 2018 | Earnings Results and Operating Information

Financial Highlights A reconciliation of non - GAAP financial measures for Funds from Operations and Adjusted Funds from Operations is included on page 9 within this document. 3 4Q & YE 2018 | Earnings Results and Operating Information 2018 Revenues and Operating Results ▪ Net income attributable to common stockholders for the three months ended December 31 , 2018 totaled $ 7 . 0 million, or $ 0 . 31 per share, compared to a loss of $ ( 0 . 2 ) million, or $ ( 0 . 01 ) per share, in the comparable prior year period . Net income attributable to common stockholders for the year ended December 31 , 2018 was $ 7 . 7 million, or $ 0 . 35 per share, compared to a net loss of $ ( 1 . 8 ) million, or $ ( 0 . 09 ) per share, for the year ended December 31 , 2017 . ▪ Funds from Operations (“FFO”) increased to $ 0 . 21 per share for the three months ended December 31 , 2018 , from $ 0 . 14 per share in the comparable prior year period . For the year ended December 31 , 2018 , FFO per share grew to $ 0 . 78 , compared to $ 0 . 41 for the year ended December 31 , 2017 . ▪ Adjusted Funds from Operations ("AFFO") increased to $ 0 . 20 per share for the three months ended December 31 , 2018 , from $ 0 . 15 per share in the comparable prior year period . For the year ended December 31 , 2018 , AFFO per share grew to $ 0 . 76 , compared to $ 0 . 54 for the year ended December 31 , 2017 . ▪ Rental revenue increased to $ 13 . 4 million for the three months ended December 31 , 2018 , from $ 9 . 3 million in the comparable prior year period . For the year ended December 31 , 2018 , rental revenue increased to $ 49 . 6 million from $ 28 . 5 million for the year ended December 31 , 2017 . 2018 Acquisitions and Dispositions ▪ During the fourth quarter of 2018 , the Company completed six acquisitions, encompassing an aggregate of 225 , 548 leasable square feet, for an aggregate purchase price of $ 58 . 8 million with annualized base rent of $ 4 . 5 million and a weighted average capitalization rate of 7 . 57% . ▪ On December 20 , 2018 , the Company disposed of the Great Bend Regional Hospital receiving gross proceeds of $ 32 . 5 million, achieving a 43 % levered internal rate of return (IRR), a 24 % unlevered IRR and generating a gain of $ 7 . 7 million . ▪ For the year ended December 31 , 2018 , the Company completed 14 acquisitions, encompassing an aggregate of 811 , 707 leasable square feet, for an aggregate purchase price of $ 196 . 3 million with annualized base rent of $ 15 . 8 million and a weighted average capitalization rate of 8 . 04% . 2018 Capital Raising ▪ In December 2018 , the Company issued 3 . 7 million shares of its common stock in a public underwritten offering, generating $ 32 . 9 million in gross proceeds at a public offering price of $ 9 . 00 per share . ▪ During the fourth quarter of 2018 , the Company issued 0 . 3 million shares of its common stock through its At - The - Market (ATM) program, generating gross proceeds of approximately $ 2 . 7 million at an average public offering price of $ 9 . 40 per share . For the full year 2018 , reflecting activity during the second half of the year, the Company issued 0 . 7 million shares of its common stock through its ATM program, generating gross proceeds of approximately $ 6 . 2 million at an average public offering price of $ 9 . 41 per share . ▪ In connection with property acquisitions during the fourth quarter of 2018 , the Company’s operating partnership issued 1 . 3 million OP Units, valued at $ 12 . 7 million at an average issuance price of $ 9 . 89 per OP Unit . In connection with property acquisitions for the full year 2018 , the Company’s operating partnership issued 1 . 9 million OP Units, valued at $ 18 . 2 million at an average issuance price of $ 9 . 60 per OP Unit .

Financial Highlights 4 4Q & YE 2018 | Earnings Results and Operating Information Common Stock and Preferred Stock Dividends ▪ In December 2018 , the Board of Directors declared a cash dividend of $ 0 . 20 per share of common stock, bringing the total yearly dividend to $ 0 . 80 per share of common stock . Additionally, in December 2018 , the Board of Directors declared a $ 0 . 46875 per share cash dividend on its Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) . These dividends were paid in January 2019 . ▪ On March 5 , 2019 , the Board of Directors declared a $ 0 . 20 per share cash dividend to common stockholders of record as of March 26 , 2019 , which will be paid on April 10 , 2019 . This dividend represents the Company’s first quarter 2019 dividend payment to its common stockholders . ▪ Additionally, on March 5 , 2019 , the Board of Directors declared a $ 0 . 46875 per share cash dividend to holders of record as of April 15 , 2019 of its Series A Preferred Stock, to be paid on April 30 , 2019 . This dividend represents the Company’s quarterly dividend on its Series A Preferred Stock for the period from January 31 , 2019 through April 29 , 2019 . Dividend Reinvestment and Stock Purchase Plan ▪ In December 2018 , the Company implemented a dividend reinvestment and direct stock purchase plan, which offers existing and prospective common stockholders the opportunity to reinvest their common dividends in the Company’s common stock, while providing new investors an opportunity to make an initial investment in our common stock . 2019 Annual Meeting ▪ On March 5 , 2019 , the Board of Directors approved the meeting and record dates for the Company’s 2019 Annual Stockholders’ Meeting . The Meeting will be held on Wednesday, May 29 , 2019 . Shareholders of record as of April 4 , 2019 will be eligible to vote at the Meeting . CEO Commentary Jeff Busch, the Company’s Chief Executive Officer, commented, “I am pleased with our operating and financial results, which are derived from a strong balance sheet, disciplined underwriting and prudent leasing strategies . During 2018 , we grew our portfolio from $ 471 . 5 million to $ 647 . 6 million . We believe the underlying cash flows generated by our portfolio are essential to creating a sustainable dividend and long - term stockholder value . As a result of our focused strategy, we successfully issued $ 57 million of equity through a traditional common stock offering, our ATM Program and OP Unit - structured acquisitions, which created liquidity to bolster our growth strategy as well as strengthened our balance sheet . 2018 was a great year for GMRE and we believe we are well - positioned to continue to create value in 2019 . ” A reconciliation of non - GAAP financial measures for Funds from Operations and Adjusted Funds from Operations is included on page 9 within this document.

Financial Review Fourth Quarter ▪ Rental revenue for the three months ended December 31 , 2018 increased to $ 13 . 4 million, compared to $ 9 . 3 million for the comparable prior year period . This increase was primarily the result of the Company’s larger property portfolio compared to the prior year period . ▪ Total expenses for the three months ended December 31 , 2018 were $ 12 . 5 million, compared to $ 8 . 6 million for the comparable prior year period . This increase was primarily the result of the Company’s larger portfolio compared to the prior year period . ▪ General and administrative expenses increased to $ 1 . 4 million in the fourth quarter, compared to $ 1 . 1 million in the comparable prior year period . The increase results from an increase in non - cash LTIP compensation expense . LTIP compensation expense was $ 0 . 7 million for the three months ended December 31 , 2018 , compared to $ 0 . 3 million for the same period in 2017 . ▪ Interest expense for the three months ended December 31 , 2018 was $ 4 . 3 million, compared to $ 2 . 2 million for the comparable prior year period . This increase is primarily due to higher average borrowings during the quarter compared to the same quarter last year, the proceeds of which were used to finance our property acquisitions, and also reflects higher interest rates . ▪ On December 20 , 2018 , the Company disposed of the Great Bend Regional Hospital receiving gross proceeds of $ 32 . 5 million, resulting in a gain of approximately $ 7 . 7 million . Full Year ▪ Rental revenue for the year ended December 31 , 2018 increased to $ 49 . 6 million, compared to $ 28 . 5 million for the prior year . The year - over - year growth in rental revenue was largely driven by the significantly increased size of the Company’s property portfolio . ▪ Total expenses for the year ended December 31 , 2018 were $ 46 . 3 million, compared with $ 30 . 4 million in the prior year . The year - over - year growth in total expenses was largely driven by the significantly increased size of the Company’s property portfolio . ▪ General and administrative expenses were $ 5 . 5 million for the year ended December 31 , 2018 , which was unchanged from the prior year . An increase in non - cash LTIP compensation expense was offset by a decrease in public company costs and other professional fees . LTIP compensation expense was $ 2 . 7 million for the year ended December 31 , 2018 , compared to $ 1 . 8 million for the same period in 2017 . ▪ Interest expense for the year ended December 31 , 2018 was $ 15 . 0 million, compared to $ 7 . 4 million for the prior year . This increase is primarily due to higher average borrowings during the 2018 period compared to the prior year, the proceeds of which were used to finance our property acquisitions, and also reflects higher interest rates . Balance Sheet Summary ▪ Cash and cash equivalents were $ 3 . 6 million as of December 31 , 2018 , compared to $ 5 . 1 million as of December 31 , 2017 . ▪ Gross investment in real estate as of December 31 , 2018 was $ 647 . 6 million, compared to $ 471 . 5 million as of December 31 , 2017 . ▪ Total debt, which includes outstanding borrowings on the credit facility and notes payable (both net of unamortized deferred financing costs), was $ 315 . 0 million as of December 31 , 2018 , compared to $ 200 . 7 million as of December 31 , 2017 . ▪ The weighted average interest rate and term of our debt was 4 . 64 % and 4 . 24 years, respectively, at December 31 , 2018 . 4Q & YE 2018 | Earnings Results and Operating Information 5 A reconciliation of non - GAAP financial measures for Funds from Operations and Adjusted Funds from Operations is included on page 9 within this document.

Consolidated Balance Sheets In thousands, except par values 6 As of December 31, 2018 December 31, 2017 Assets Investment in real estate: Land $ 63,710 $ 42,701 Building 518,451 384,338 Site improvements 6,880 4,808 Tenant improvements 15,357 8,010 Acquired lease intangible assets 43,152 31,650 647,550 471,507 Less: accumulated depreciation and amortization (30,625) (13,594) Investment in real estate, net 616,925 457,913 Cash and cash equivalents 3,631 5,109 Restricted cash 1,212 2,005 Tenant receivables 2,905 704 Escrow deposits 1,752 1,638 Deferred assets 9,352 3,993 Other assets 322 459 Total assets $ 636,099 $ 471,821 Liabilities and Stockholders’ Equity Liabilities: Revolving credit facility, net of unamortized discount of $3,922 and $2,750 at December 31, 2018 and 2017, respectively $ 276,353 $ 162,150 Notes payable, net of unamortized discount of $799 and $930 at December 31, 2018 and 2017, respectively 38,654 38,545 Accounts payable and accrued expenses 3,664 2,020 Dividends payable 6,981 5,638 Security deposits and other 4,152 2,128 Due to related parties, net 1,030 1,036 Derivative liability 3,487 - Acquired lease intangible liability, net 2,028 1,291 Total liabilities 336,349 212,808 Stockholders' equity: Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at December 31, 2018 and 2017, respectively (liquidation preference of $77,625 at December 31, 2018 and 2017, respectively) 74,959 74,959 Common stock, $0.001 par value, 500,000 shares authorized; 25,944 shares and 21,631 shares issued and outstanding at December 31, 2018 and 2017, respectively 26 22 Additional paid - in capital 243,038 205,788 Accumulated deficit (45,007) (34,434) Accumulated other comprehensive loss (3,721) - Total Global Medical REIT Inc. stockholders' equity 269,295 246,335 Noncontrolling interest 30,455 12,678 Total stockholders’ equity 299,750 259,013 Total liabilities and stockholders' equity $ 636,099 $ 471,821 4Q & YE 2018 | Earnings Results and Operating Information

Consolidated Statements of Operations In thousands, except per share amounts 7 Three Months Ended December 31, Year Ended December 31, 2018 2017 2018 2017 Revenue Rental revenue $ 13,385 $ 9,293 $ 49,565 $ 28,511 Expense recoveries 963 571 3,573 1,712 Other income 28 10 54 121 Total revenue 14,376 9,874 53,192 30,344 Expenses General and administrative 1,368 1,071 5,537 5,489 Operating expenses 992 626 3,720 1,860 Management fees – related party 1,142 1,064 4,422 3,123 Depreciation expense 3,680 2,557 13,644 7,929 Amortization expense 981 746 3,625 2,072 Interest expense 4,294 2,168 14,975 7,435 Acquisition fees 90 393 383 2,523 Total expenses 12,547 8,625 46,306 30,431 Income (loss) before gain on sale of investment property 1,829 1,249 6,886 (87) Gain on sale of investment property 7,675 - 7,675 - Net income (loss) $ 9,504 $ 1,249 $ 14,561 $ (87) Less: Preferred stock dividends (1,455) (1,456) (5,822) (1,714) Less: Net (income) loss attributable to noncontrolling interest (1,013) 14 (1,071) 49 Net income (loss) attributable to common stockholders $ 7,036 $ (193) $ 7,668 $ (1,752) Net income (loss) attributable to common stockholders per share – basic and diluted $ 0.31 $ (0.01) $ 0.35 $ (0.09) Weighted average shares outstanding – basic and diluted 22,815 21,631 21,971 19,617 4Q & YE 2018 | Earnings Results and Operating Information

Consolidated Statements of Cash Flows In thousands 8 Year Ended December 31, 2018 2017 Operating activities Net income (loss) $ 14,561 $ (87) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation expense 13,644 7,929 Amortization of acquired lease intangible assets 3,625 2,072 Amortization of above (below) market leases, net 688 129 Amortization of deferred financing costs and other 1,640 1,224 Stock - based compensation expense 2,671 1,796 Capitalized acquisition costs charged to expense 110 19 Advisory expense settled in OP Units - 232 Gain on sale of investment property (7,675) - Changes in operating assets and liabilities: Tenant receivables (2,201) (492) Deferred assets (5,811) (3,288) Other assets (40) (144) Accounts payable and accrued expenses 1,519 1,355 Security deposits and other 2,024 1,408 Accrued management fees due to related party 79 443 Net cash provided by operating activities 24,834 12,596 Investing activities Purchase of land, buildings, and other tangible and intangible assets and liabilities (180,837) (252,220) Net proceeds from sale of investment property 31,629 - Escrow deposits for purchase of properties 174 (352) Loans repayments (made to) from related party (85) 21 Payments for tenant improvements (2,535) - Pre - acquisition costs for purchase of properties, net 36 (102) Net cash used in investing activities (151,618) (252,653) Financing activities Net proceeds received from preferred stock offering - 74,959 Net proceeds received from common equity offerings 37,307 33,795 Escrow deposits required by third party lenders (288) (74) Loans repaid to related party - (9) Repayment of notes payable from acquisitions (22) - Repayment of note payable from related party - (421) Proceeds from revolving credit facility 186,100 244,200 Repayment of revolving credit facility borrowings (70,725) (107,000) Payments of debt issuance costs (2,811) (2,915) Redemption of LTIP Units (263) - Dividends paid to common stockholders, and OP Unit and LTIP Unit holders (18,964) (15,231) Dividends paid to preferred stockholders (5,821) (745) Net cash provided by financing activities 124,513 226,559 Net decrease in cash and cash equivalents and restricted cash (2,271) (13,498) Cash and cash equivalents and restricted cash — beginning of period 7,114 20,612 Cash and cash equivalents and restricted cash — end of period $ 4,843 $ 7,114 4Q & YE 2018 | Earnings Results and Operating Information

GLOBAL MEDICAL REIT
Reconciliation of Funds from Operations (FFO) & Adjusted Funds from Operations (AFFO)
Unaudited, in thousands except per share amounts

Non-GAAP Financial Measures

FFO and AFFO are Non-GAAP financial measures within the meaning of the rules of the SEC. The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, FFO means net income or loss computed in accordance with GAAP before non-controlling interests of holders of operating partnership units, excluding gains (or losses) from sales of property and extraordinary items, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate-related depreciation and amortization (other than amortization of deferred financing costs), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include recurring acquisition and disposition costs, loss on the extinguishment of debt, recurring straight line deferred rental revenue, recurring stock-based compensation expense, recurring amortization of deferred financing costs, recurring capital expenditures, recurring lease commissions, recurring tenant improvements, an advisory fee settled with the issuance of OP Units, and other items.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company's FFO and AFFO computations may not be comparable to FFO and AFFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, that interpret the NAREIT definition differently than the Company does, or that compute FFO and AFFO in a different manner.

	Three Months Ended December 31,		Year Ended December 31,	
	2018	2017	2018	2017
Net income (loss)	$ **9,504**	$ **1,249**	$ **14,561**	$ **(87)**
Less: Preferred stock dividends	(1,455)	(1,456)	(5,822)	(1,714)
Depreciation and amortization expense	4,661	3,303	17,269	10,001
Amortization of above market leases, net	204	115	688	129
Gain on sale of investment property	(7,675)	-	(7,675)	-
FFO	$ **5,239**	$ **3,211**	$ **19,021**	$ **8,329**
Acquisition fees	90	393	383	2,523
Straight line deferred rental revenue	(1,345)	(1,064)	(5,316)	(3,137)
Stock-based compensation expense	693	315	2,671	1,796
Amortization of deferred financing costs and other	311	384	1,640	1,224
Non-cash advisory fee	-	113	-	232
AFFO	$ **4,988**	$ **3,352**	$ **18,399**	$ **10,967**
Net income (loss) attributable to common stockholders per share – basic and diluted	$ **0.31**	$ **(0.01)**	$ **0.35**	$ **(0.09)**
FFO per share	$ **0.21**	$ **0.14**	$ **0.78**	$ **0.41**
AFFO per share	$ **0.20**	$ **0.15**	$ **0.76**	$ **0.54**
Weighted Average Common Shares, OP Units and LTIP Units:				
Common Shares	22,815	21,631	21,971	19,617
OP Units held by third parties	1,968	757	1,704	204
LTIP Units (vested and unvested)	588	419	586	421
Total Weighted Average Shares and Units	25,371	22,807	24,261	20,242

4Q & YE 2018 | Earnings Results and Operating Information 9

(1) Represents contractual purchase price. (2) Monthly base rent as of December 31, 2018 multiplied by 12. (3) Capitalization rate is calculated based on current lease terms and does not give effect to future rent escalations. (4) Monthly base rent in the month closed or placed under contract multiplied by 12. Acquisitions At December 31 , 2018 , GMRE owned and operated 83 purpose - built healthcare buildings that are primarily leased on a triple - net basis, contain over 2 . 1 million net leasable square feet and generate approximately $ 50 . 2 million in annualized base rent, and represent an approximate weighted average cap rate of 7 . 87% . The portfolio was 100 % occupied and leased to 48 high - quality tenants with a weighted average lease term of approximately 10 . 1 years . 10 2019 Completed Acquisitions and Properties Under Contract Summary information about our 2019 completed acquisition and property under contract from January 1 , 2019 through March 1 , 2019 is presented in the table below : 4Q & YE 2018 | Earnings Results and Operating Information We are currently in the due diligence period for the East Valley transaction. If we identify problems with the property or th e o perator of the property during our due diligence review, we may not close the transaction on a timely basis or we may terminate the purchase agreement and n ot close the transaction. Property City Leasable Square Feet Purchase Price (1) (in 000’s) Annualized Base Rent (4) (in 000’s) Capitalization Rate (3) Status AMG Specialty Hospital Zachary, LA 12,424 $4,500 $403 8.96% Completed East Valley Gastroenterology Chandler, AZ 39,165 $16,100 $1,166 7.24% Under Contract Totals/Weighted Average 51,589 $20,600 $1,569 7.62% Property City Leasable Square Feet Purchase Price (1) (in 000’s) Annualized Base Rent (2) (in 000’s) Capitalization Rate (3) Quad City Kidney Center Moline, IL 27,173 $6,706 $548 8.17% NOMS Fremont, OH 25,893 8,286 608 7.34% Gainesville Eye Gainesville, GA 34,020 10,400 776 7.46% City Hospital of White Rock Dallas, TX 236,314 23,000 2,230 9.70% Orlando Health Orlando, FL 59,644 16,200 1,355 8.36% First Quarter Total 383,044 $64,592 $5,518 8.54% Memorial Health System Belpre, OH 155,600 $64,200 $5,112 7.96% Second Quarter Total 155,600 $64,200 $5,112 7.96% Valley ENT McAllen, TX 30,811 $5,325 $439 8.25% Rock Surgery Center Derby, KS 16,704 3,392 255 7.51% Third Quarter Total 47,515 $8,717 $694 7.96% Foot and Ankle Specialists Bountiful, UT 22,335 $ 4,700 $ 380 8.08% TriHealth Cincinnati, OH 18,820 3,900 313 8.03% Cancer Center of Brevard Melbourne, FL 19,074 7,800 623 7.99% Heartland Women’s Healthcare Southern IL 64,966 14,287 1,158 8.10% Prospect ECHN Vernon, CT 58,550 10,900 774 7.10% Citrus Valley Medical Assoc. Corona, CA 41,803 17,200 1,204 7.00% Fourth Quarter Total 225,548 $58,787 $4,452 7.57% 2018 Totals/Weighted Average 811,707 $196,296 $15,776 8.04% 2018 Acquisitions For the year ended December 31 , 2018 , the Company completed 14 acquisitions, encompassing an aggregate of 811 , 707 leasable square feet for a total purchase price of $ 196 . 3 million with annualized base rent of $ 15 . 8 million at a weighted average cap rate of 8 . 04% .

Operating Metrics (1) Monthly base rent as of December 31, 2018 multiplied by 12 Lease Expiration Schedule (% of Portfolio SF) and Annualized Base Rent (ABR) ($ in millions) Tenant Affiliation or Property Location Category By Rent (A) On Campus or Adjacent 28% (B) Health System Affiliated 50% (C) On Campus or Affiliated 59% (D) Medical Office Park 23% (E) Retail Center 30% (F) National Surgical Operator 15% (A), (B), (D), (E) or (F) 85% Tenant Description ABR Rent Coverage Ratio Hospital Tenants 36% 3.8x Physician Group Tenants 34% 6.5x Tenants with Credit Rating 23% N/A Other Tenants 7% N/A See page 16 for additional information 11 $0 $0.5 $0 $3.9 $0.6 $3.6 $4.4 $0.1 $5.4 $6.8 $1.5 $4.9 $18.5 ABR 4Q & YE 2018 | Earnings Results and Operating Information 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030+ % of Portfolio % of Portfolio SF Expiring by Year Encompass 11% Memorial Health 10% OCOM 7% Kindred Health 6% Carrus Hospital 5% Pipeline Health 4% Select Medical 4% Prospect Health 4% Orlando Health 3% NOMS 3% All Others 43% % of Annualized Base Rent by Tenant (1) TX 23% OH 14% PA 12% FL 8% OK 7% IL 5% TN 5% AZ 4% NE 4% CA 2% All Others 16% % of Annualized Base Rent by State (1)

Top 10 Tenant Profiles Encompass Health (Ba 3 ) (NYSE : EHC), headquartered in Birmingham, AL is a national leader in post - acute care, offering both facility - based and homebased patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies . With a national footprint that spans 130 hospitals and 278 home health & hospice locations in 36 states and Puerto Rico, Encompass Health is committed to delivering high - quality, cost - effective care across the post - acute continuum . Encompass Health is the result of the union between HealthSouth Corporation and Encompass Home Health & Hospice, and is ranked as one of Fortune's 100 Best Companies to Work For, as well as Modern Healthcare's Best Places to Work . Marietta Memorial Health System (MMH), (BB - ) is headquartered in Marietta, OH, and is the largest health system in the Parkersburg - Marietta - Vienna MSA . The largest employer in Washington County, MMH comprises (i) two hospitals, Marietta Memorial Hospital ( 154 - bed) and Selby General Hospital ( 25 - bed) critical access hospital ; (ii) the Belpre Campus ; (iii) ten clinic outpatient service sites ; and (iv) five imaging locations, and has over 2 , 500 employees and 211 accredited physicians . Oklahoma Center for Orthopedic & Multi - Specialty Surgery, LLC (OCOM) is based Oklahoma City, OK and affiliated with USPI and INTEGRIS, and is a leading hospital for orthopedic specialists . OCOM operates a surgical hospital with nine operating rooms and a physical therapy department, an ancillary surgery center, and multiple imaging centers in throughout Oklahoma City . Kindred Healthcare, LLC (B 2 ) is a healthcare services company based in Louisville, KY with annual revenues of approximately $ 3 . 4 billion . At March 31 , 2018 , Kindred through its subsidiaries had approximately 38 , 300 employees providing healthcare services in 1 , 831 locations in 45 states, including 75 LTAC hospitals, 19 inpatient rehabilitation hospitals ( 22 as of July 12 , 2018 ), 13 sub - acute units, 98 inpatient rehabilitation units (hospital - based) and contract rehabilitation service businesses which served 1 , 626 non - affiliated sites of service . Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for nine years . Carrus Hospital is located in Sherman, TX and provides acute rehabilitative care and long term acute care . Accredited with The Joint Commission’s Gold Seal of Approval, Carrus Hospital serves Sherman, Durant, Denison, Gainesville, Denton, McKinney, Plano, Bonham, Lewisville, Carrollton, Fort Worth, Dallas, Oklahoma City and beyond . Pipeline Health is based in Manhattan Beach, CA and has a portfolio of affiliated health care companies that have evolved over the past couple of decades from the challenging California market . Pipeline includes : Emergent Medical Associates, a leading provider of ER serving 20 + hospital sites and 900 , 000 patients annually ; Integrated Anesthesia Medical Group, with 100 providers performing 15 , 000 procedures annually ; Avanti Hospitals, a Los Angeles health system with four hospitals, 400 + beds and 55 , 000 ER visits annually ; Cloudbreak , a telemedicine company with 75 , 000 monthly encounters in 700 hospitals ; Pacific Healthworks, a physician practice management company ; and Benchmark Hospitalists . Select Medical (B 1 ) is headquartered in Mechanicsburg, PA and one of the largest operators of critical illness recovery hospitals (previously referred to as long term acute care hospitals), rehabilitation hospitals (previously referred to as inpatient rehabilitation facilities), outpatient rehabilitation clinics, and occupational health centers in the U . S . based on the number of facilities . As of December 31 , 2018 , Select Medical operated 96 critical illness recovery hospitals in 27 states, 26 rehabilitation hospitals in 11 states, and 1 , 662 outpatient rehabilitation clinics in 41 states . Select Medical’s joint venture subsidiary Concentra operated 524 occupational health centers in 41 states . Prospect Medical Holdings (B 2 ) was Established in 1996 , and has grown into a significant provider of coordinated regional healthcare services in Southern California, Connecticut, New Jersey, Pennsylvania, Rhode Island and South Central Texas . In addition to their medical groups, they also own 20 acute and behavioral hospitals that are located in diverse areas within Southern California, Connecticut, New Jersey, Pennsylvania, Rhode Island and South Central Texas and maintain competitive market positions in the areas they serve . All of their facilities aim to provide a comprehensive range of services tailored to their specific communities, including partnerships with other area hospitals, physicians and health plans . Orlando Health (A 2 ) is based in Central Florida, Orlando and is a $ 3 . 8 billion not - for - profit healthcare organization and a community - based network of hospitals, physician practices and outpatient care centers across Central Florida . The organization is home to the area’s only Level One Trauma Centers for adults and pediatrics and is a statutory teaching hospital system that offers both specialty and community hospitals . More than 3 , 000 physicians have privileges across the system, which is also one of the area’s largest employers with more than 23 , 000 employees who serve nearly 155 , 000 inpatients, more than 3 million outpatients, and more than 10 , 000 international patients each year . Additionally, Orlando Health provides more than $ 345 million in support of community health needs . Northern Ohio Medical Specialists (NOMS) Healthcare is a multi - specialty physician group with over 220 providers, 31 specialties, 43 cities and growing . NOMS Healthcare is committed to superior patient satisfaction . NOMS is committed to taking an active role in the betterment of its community, particularly related to healthcare matters affecting its fellow citizens . NOMS develops and supports health care practices recognized for exceeding patient expectations, thereby setting the standard for excellence in Northern Ohio . 12 4Q & YE 2018 | Earnings Results and Operating Information

Real Estate Portfolio

As of December 31, 2018, see page 16 for footnotes

Property	Location	# of Bldgs	Facility Type	Net Leasable Square Feet	Lease Years Remaining	Annualized Rent[1] ($ in 000's)	Annualized Rent Per Square Foot[1]	Tenant/ Guarantor[2]
Citrus Valley Medical Associates	Corona, CA	1	MOB	41,803	12	$1,204	$28.80	Citrus Valley Medical Associates
Prospect Medical	Vernon, CT	2	MOB/Dialysis/ Administrative	58,550	12.7	$774	$13.22	Prospect ECHN / Prospect Medical Holdings, Inc.
Heartland Women's Healthcare	Southern IL	6	MOB	64,966	9.1	$1,158	$17.82	Heartland Women's Healthcare / USA OBGYN Management
Cancer Center of Brevard	Melbourne, FL	1	Cancer Center	19,074	4.5	$623	$32.67	Brevard Radiation Oncology / Vantage Oncology
TriHealth	Cincinnati, OH	1	MOB	18,820	7	$313	$16.64	TriHealth
Foot and Ankle Specialists	Bountiful, UT	1	MOB	22,335	14.8	$380	$17.00	Foot and Ankle Specialists of Utah / physician guaranty
Rock Surgery Center	Derby, KS	1	ASC	16,704	8.4	$255	$15.25	Rock Surgery Center/Rock Medical Assets
Valley ENT	McAllen, TX	1	MOB	30,811	10.7	$439	$14.25	Valley ENT
Memorial Health System	Belpre, OH	4	MOB/Img/ER/ASC	155,600	12.2	$5,112	$32.85	Marietta Memorial
Orlando Health	Orlando, FL	5	MOB	59,644	3.9	$1,355	$22.71	Orlando Health
City Hospital at White Rock	Dallas, TX	1	Acute Hospital	236,314	19.2	$2,230	$9.44	Pipeline East Dallas
Gainesville Eye	Gainesville, GA	1	MOB/ASC	34,020	11.2	$776	$22.82	SCP Eyecare Services
Northern Ohio Medical Specialists	Fremont, OH	1	MOB	25,893	11.1	$608	$23.50	Northern Ohio Medical Specialists
Fresenius Kidney Care	Moline, IL	2	MOB	27,173	12.7	$548	$20.17	Quad City Nephrology/Fresenius Medical Care Holdings
Zion Eye Institute	St. George, UT	1	MOB/ASC	16,000	11	$400	$25.00	Zion Eye Institute
Respiratory Specialists	Wyomissing, PA	1	MOB	17,598	9	$405	$23.00	Berks Respiratory
Amarillo Bone & Joint Clinic	Amarillo, TX	1	MOB	23,298	11	$594	$25.50	Amarillo Bone & Joint Clinic
Kansas City Cardiology	Lee's Summit, MO	1	MOB	12,180	6	$275	$22.58	Kansas City Cardiology
Texas Digestive	Fort Worth, TX	1	MOB	18,084	9.5	$442	$24.45	Texas Digestive Disease Consultants
Albertville Medical Building	Albertville, MN	1	MOB	21,486	10	$489	$22.78	Stellis Health
Heartland Clinic	Moline, IL	1	MOB/ASC	34,020	14.5	$910	$26.76	Heartland Clinic
Central Texas Rehabilitation Clinic	Austin, TX	1	IRF	59,258	8.3	$2,971	$50.14	CTRH, LLC / Kindred Health
Conrad Pearson Clinic	Germantown, TN	1	MOB/ASC	33,777	5.4	$1,488	$44.06	Urology Center of the South/Physician guarantees
Cardiologists of Lubbock	Lubbock, TX	1	MOB	27,280	10.7	$612	$22.44	Lubbock Heart Hospital/Surgery Partners, Inc.
Carrus Specialty Hospital	Sherman, TX	1	IRF/LTACH	69,352[3]	18.5	$2,581	$37.21	SDB Partners, LLC
Lonestar Endoscopy	Flower Mound, TX	1	ASC	10,062	7.8	$300	$29.82	Lonestar Endoscopy Center, LLC
Unity Family Medicine	Brockport, NY	1	MOB	29,497	11.9	$621	$21.04	Unity Hospital of Rochester

4Q & YE 2018 | Earnings Results and Operating Information 13

GLOBAL MEDICAL REIT

Real Estate Portfolio

As of December 31, 2018, see page 16 for footnotes

Property	Location	# of Bldgs	Facility Type	Net Leasable Square Feet	Lease Years Remaining	Annualized Rent[1] ($ in 000's)	Annualized Rent Per Square Foot[1]	Tenant/ Guarantor[2]
Oklahoma Center for Orthopedic & Multi-Specialty Surgery	Oklahoma City, OK	3	Surgical Hospital/ Physical Therapy/ASC	97,406	14.4	$3,595	$36.91	OCOM/INTEGRIS; USPI; physician guaranty
Southlake Heart & Vascular Institute	Clermont, FL	1	MOB	18,152	3.9	$380	$20.93	Orlando Health, Southlake Hospital, Vascular Specialists of Central Florida
Thumb Butte Medical Center	Prescott, AZ	1	MOB	12,000	8.2	$382	$31.83	Thumb Butte Medical Center/Physician Guaranty
Las Cruces Orthopedic	Las Cruces, NM	1	MOB	15,761	10.1	$362	$22.95	Las Cruces Orthopedic Associates
Geisinger Specialty Care	Lewisburg, PA	1	MOB/Img	28,480	4.3	$548	$19.24	Geisinger Health
Southwest Florida Neurological & Rehab	Cape Coral, FL	1	MOB	25,814	8.1	$540	$20.91	Southwest Florida Neurosurgical Associates
Encompass Mechanicsburg	Mechanicsburg, PA	1	IRF	78,836	2.4	$1,923	$24.40	Encompass
Encompass Altoona	Altoona, PA	1	IRF	70,007	2.4	$1,713	$24.47	Encompass
Encompass Mesa	Mesa, AZ	1	IRF	51,903	5.8	$1,815	$34.97	Encompass
Piedmont Healthcare	Ellijay, GA	3	MOB	44,162	7.5	$375	$8.49	Piedmont Mountainside Hospital, Inc.
Carson Medical Group Clinic	Carson City, NV	2	MOB	20,632	4.8	$365	$17.69	Carson Medical Group
Northern Ohio Medical Specialists	Sandusky, OH	8	MOB	55,760	8.8	$885	$15.87	Northern Ohio Medical Specialists
Brown Clinic	Watertown, SD	3	MOB/Img	48,132	12.8	$736	$15.29	Brown Clinic
East Orange General Hospital	East Orange, NJ	1	MOB	60,442	7.8	$981	$16.23	Prospect Medical Holdings, Inc.
Berks Physicians & Surgeons	Wyomissing, PA	1	MOB	17,000	7.6	$463	$27.23	Berks Eye Physicians & Surgeons
Berks Eye Surgery Center	Wyomissing, PA	1	ASC	6,500	7.6	$248	$38.12	Berkshire Eye
Marina Towers	Melbourne, FL	1	MOB/Img	75,899	7.2	$1,127	$14.85	Marina Towers, LLC/First Choice Healthcare Solutions, Inc.
Surgical Institute of Michigan	Detroit, MI	1	MOB/ASC	15,018	7.2	$399	$26.58	Surgical Institute of Michigan/Surgical Management Professionals
Star Medical Center	Plano, TX	1	Surgical Hospital	24,000	17.1	$1,310	$54.58	Star Medical Center/Lumin Health
Gastro One	Memphis, TN	6	MOB/ASC	52,266	9	$1,323	$25.31	Gastroenterology Center of the MidSouth
Associates in Ophthalmology	West Mifflin, PA	1	MOB/ASC	27,193	11.7	$799	$29.39	Associates Surgery Centers, LLC, Associates in Ophthalmology, Ltd.
Orthopedic Surgery Center of Asheville	Asheville, NC	1	ASC	8,840	3.2	$245	$27.69	Orthopedic Surgery Center of Ashville/Surgery Partners
Select Medical Hospital	Omaha, NE	1	LTACH	41,113	4.6	$1,815	$44.16	Select Specialty Hospital – Omaha, Inc./Select Medical Corporation
Total Portfolio/Average		**83**		**2,078,915**	**10.1**	**$50,192**	**$24.14**	

4Q & YE 2018 | Earnings Results and Operating Information 14

About GMRE

Global Medical REIT Inc. (the "Company") is net-lease medical office real estate investment trust (REIT) that acquires purpose-built specialized healthcare facilities and leases those facilities to strong healthcare systems and physician groups with leading market share. The Company's real estate portfolio is comprised of 84 healthcare assets, which are primarily leased on a triple-net basis and contains 2.1 million net leasable square feet. These assets are concentrated in secondary and tertiary markets across the United States. The Company's management team has significant healthcare, real estate and REIT experience and has long-established relationships with a wide range of healthcare providers.

Executive Team

Jeffrey Busch	Chief Executive Officer, Chairman and President
Alfonzo Leon	Chief Investment Officer
Danica Holley	Chief Operating Officer
Bob Kiernan	Chief Financial Officer
Jamie Barber	General Counsel and Corporate Secretary
Allen Webb	Senior VP, SEC Reporting and Technical Accounting

Board of Directors

Jeffrey Busch	Chief Executive Officer, Chairman and President
Henry Cole	Lead Independent Director
Paula Crowley	Director
Matthew Cypher	Investment Committee Chair
Zhang Huiqi	Director
Zhang Jingguo	Director
Ronald Marston	Nominating and Corporate Governance Committee Chair
Dr. Roscoe Moore	Compensation Committee Chair
Lori Wittman	Audit Committee Chair

Corporate Headquarters	Investor Contact
Global Medical REIT Inc. 2 Bethesda Metro Center, Suite 440 Bethesda, MD 20814 202.524.6851 www.globalmedicalreit.com	Mary Jensen 202.524.6869 maryj@globalmedicalreit.com

Sell-Side Coverage

Firm	Name	Email	Phone
Baird	Drew T. Babin	dbabin@rwbaird.com	610.238.6634
B. Riley FBR	Bryan Maher	bmaher@brileyfbr.com	646.885.5423
Boenning & Scattergood	Merill Ross	mross@boenninginc.com	610.862.5328
D.A. Davidson	Barry Oxford Jr., CFA	boxford@dadco.com	212.240.9871
Janney	Robert Stevenson	robstevenson@janney.com	646.448.3028

The equity analysts listed above have published research material on the Company and are listed as covering the Company. Any opinions, estimates, or forecasts regarding the Company's performance made by these analysts do not represent the opinions, estimates, or forecasts of the Company or its management and do not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations made by any of such analysts. Interested persons may obtain copies of analysts' reports on their own – we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions on our stock, and may provide compensated services to us.

4Q & YE 2018 | Earnings Results and Operating Information 15

Disclosures 2018 Acquisitions and Dispositions Internal Rate of Return (IRR) Calculation (see page 3 ) Our unlevered IRR on our Great Bend Regional Hospital investment is the compound annual rate of return calculated based on the timing and amount of : (i) the gross purchase price of the property plus any direct acquisition costs ; (ii) total revenues earned during the Company’s ownership period and (iii) the gross sales price of the property net of selling costs . Each of the items (i) through (iii) is calculated in accordance with GAAP . Our levered IRR on our Great Bend Regional Hospital investment is the compound annual rate of return calculated based on the timing and amount of : (i) the gross purchase price of the property plus any direct acquisition and financing costs ; (ii) total revenues earned during the Company’s ownership period less interest expense (assuming an annual interest rate of 4 . 00 % and a debt - to - assets ratio of 50% ) and (iii) the gross sales price of the property net of loan repayment and selling costs . Each of the items (i) through (iii) is calculated in accordance with GAAP . The calculation of IRR does not include an adjustment for the Company’s general and administrative expenses or other corporate overhead amounts . Additionally, no adjustments were made with respect to property operating expenses or capital expenditures as the property was leased on a triple - net basis and no capital expenditures were incurred on the property . The IRRs achieved on the property as cited in this release should not be viewed as an indication of the gross value created with respect to other properties owned by the Company, and the Company does not represent that it will achieve similar IRRs upon the disposition of other properties . Rent Coverage (see page 11 ) For purposes of calculating our portfolio weighted - average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded medical office buildings and other non - hospital tenants that are themselves credit rated or are subsidiaries of credit - rated health systems . Based on available information only . Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete . Certain tenants are excluded from the calculation due to lack of available financial information (approximately 3 % of our portfolio) or, with respect to our City Hospital at White Rock acquisition, a lack of relevant operating history with a new tenant operator . Additionally, certain components of our Rent Coverage Ratio include management assumptions to adjust for differences in tenant businesses, accounting and reporting practices, including, but not limited to, adjustments ( i ) for non - cash charges, (ii) for physician distributions and compensation, (iii) for differences in fiscal year, (iv) for changes in financial statement presentation and (v) for straight - line rent . Management believes that all adjustments are reasonable and necessary . Real Estate Portfolio (see pages 13 and 14 ) Data as of December 31, 2018. (1) Monthly base rent at December 31, 2018 multiplied by 12 . Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future contractual rental rate increases. (2) Certain lease guarantees are for less than 100% of the contractual rental payments. (3) Carrus Specialty Hospital does not include 12,000 square feet of shell space. Additional Information The information in this document should be read in conjunction with the Company’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K, and other information filed with, or furnished to, the SEC . You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13 (a) or 15 (d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www . globalmedicalreit . com) under “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC . The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into, this Earnings Results and Operating Information Package . You also can review these SEC filings and other information by accessing the SEC’s website at http : //www . sec . gov . Certain information contained in this release, including, but not limited to, information contained in our Top 10 tenant profiles is derived from publicly - available third - party sources . The Company has not independently verified this information and there can be no assurance that such information is accurate or complete . 4Q and YE 2018 | Earnings Results and Operating Information | Reporting Definitions and Disclosures 16 As of December 31, 2018

www.globalmedicalreit.com NYSE: GMRE 2 Bethesda Metro Center, Suite 440 Bethesda, MD 20814 (202) 524 - 6851